Exhibit 24

POWER OF ATTORNEY

(Form S-4)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David J. Lubben and William W. McGuire, M.D., his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to execute a Registration Statement on Form S-4 relating to the registration under the Securities Act of 1933, as amended, of the common stock of UnitedHealth Group Incorporated (the “Company”) issuable pursuant to that certain Agreement and Plan of Merger, dated as of October 26, 2003, by and among the Company, MU Acquisition LLC and Mid Atlantic Medical Services, Inc., and any and all pre- and post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Dated: November 6, 2003

/S/ WILLIAM W. MCGUIRE

William W. McGuire, M.D. Chairman and Chief Executive Officer (principal executive officer)

/S/ PATRICK J. ERLANDSON

Patrick J. Erlandson Chief Financial Officer (principal financial officer and accounting officer)

/S/ WILLIAM C. BALLARD, JR.

William C. Ballard, Jr. Director

/S/ RICHARD T. BURKE

Richard T. Burke Director

/S/ STEPHEN J. HEMSLEY

Stephen J. Hemsley Director

/S/ JAMES A. JOHNSON

James A. Johnson Director

/S/ THOAMS H. KEAN

Thomas H. Kean Director

/s/ DOUGLAS W. LEATHERDALE

Douglas W. Leatherdale Director

/s/ MARY O. MUNDINGER

Mary O. Mundinger Director

/s/ ROBERT L. RYAN

Robert L. Ryan Director

/s/ DONNA E. SHALALA

Donna E. Shalala Director

/s/ WILLIAM G. SPEARS

William G. Spears Director

/s/ GAIL R. WILENSKY

Gail R. Wilensky Director